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                                  EXHIBIT 5.1

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                                                                     EXHIBIT 5.1



                              LAW OFFICES
                   BALLARD SPAHR ANDREWS & INGERSOLL        PHILADELPHIA, PA
                  300 EAST LOMBARD STREET, 19TH FLOOR          CAMDEN, NJ
                     BALTIMORE, MARYLAND 21202-3265            DENVER, CO
                              410-528-5600                   HARRISBURG, PA
                           FAX: 410-528-5650               SALT LAKE CITY, UT
                        LAWYERS@BALLARDSPAHR.COM             WASHINGTON, DC


                                                                     FILE NUMBER
                                                                          862983

                                                                October 27, 1997

Vornado Realty Trust
Park 80 West, Plaza II
Saddle Brook, New Jersey 07663

          Re: Registration Statement on Form S-4
          Registration No. 333-36835

Ladies and Gentlemen:

     We have served as Maryland counsel to Vornado Realty Trust, a Maryland real investment trust (the 'Company'), in connection with certain matters of Maryland law arising out of the registration of up to 2,998,304 common shares of beneficial interest, $.04 par value per share, of the Company (the 'Common Shares'), and up to 1,891,953 Series A Convertible Preferred Shares of Beneficial Interest, no par value, of the Company (the 'Preferred Shares'), covered by the above-referenced Registration Statement, and all amendments thereto (the 'Registration Statement'), under the Securities Act of 1933, as amended (the '1933 Act'). The Registration Statement relates to the Common Shares and the Preferred Shares issuable upon consummation of the Merger (the 'Merger') of Arbor Property Trust, a Delaware business trust ('Arbor'), with and into Trees Acquisition Subsidiary, Inc., a Delaware corporation and a wholly owned subsidiary of the Company ('Merger Sub'). Unless otherwise defined herein, capitalized terms used shall have the meanings assigned to them in the Registration Statement.

     In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the 'Documents'):

          1. The Registration Statement and the related form of prospectus included therein in the form in which it was transmitted to the Securities and Exchange Commission (the 'Commission') under the 1933 Act;


          2. The Amended and Restated Declaration of Trust, as amended, of the Company, certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the 'SDAT');

          3. The Bylaws of the Company, certified as of a recent date by its Secretary;

          4. Resolutions adopted by the Board of Trustees and shareholders of the Company relating to the Merger and the sale, issuance and registration of the Common Shares and the Preferred Shares, certified as of a recent date by the Secretary of the Company;

          5. The form of certificate evidencing a Common Share, certified as of a recent date by the Secretary of the Company;

          6. The form of certificate evidencing a Preferred Share, certified as of a recent date by the Secretary of the Company;

          7. A certificate of the SDAT as to the good standing of the Company, dated October 27, 1997;

          8. A certificate executed by Susan D. Schmider, Secretary of the Company, dated October 27, 1997;
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Vornado Realty Trust
October 27, 1997
Page 2

          9. The Agreement and Plan of Merger, dated as of August 22, 1997, among the Company, the Merger Sub and Arbor;

          10. An unexecuted copy of the Articles Supplementary creating the Preferred Shares (the 'Articles Supplementary'); and

          11. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth in this letter, subject to the assumptions, limitations and qualifications stated herein.

          In expressing the opinion set forth below, we have assumed, and so far as is known to us there are no facts inconsistent with, the following:

          1. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party's obligations set forth therein are legal, valid and binding.

          2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

          3. Each individual executing any of the Documents, whether on behalf of such individual or any other person, is legally competent to do so.

          4.  All Documents submitted to us as originals are authentic. All

     Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all such Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All statements and information contained in the Documents are true and complete. There are no oral or written modifications or amendments to the Documents, and there has been no waiver of any of the provisions of the Documents, by action or conduct of the parties or otherwise.

          5. The Articles Supplementary will be filed with and accepted for record by the SDAT.

     The phrase 'known to us' is limited to the actual knowledge, without independent inquiry, of the lawyers at our firm who have performed legal services in connection with the issuance of this opinion.

     Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

          1. The Company is a real estate investment trust duly formed and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

          2. The Common Shares and the Preferred Shares have been duly authorized and when issued, sold and delivered against payment therefor in the manner described in the Registration Statement and Merger Agreement and in accordance with the resolutions of the Board of Trustees of the Company authorizing their issuance, will be validity issued, fully paid and nonassessable.

     The foregoing opinion is limited to the substantive laws of the State of Maryland and we do not express any opinion herein concerning any other law. We express no opinion as to compliance with the securities (or 'blue sky') laws or the real estate syndication laws of the State of Maryland.

     We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

     This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement, and, accordingly, may not be relied upon by, quoted in any manner to, or delivered to any other person or entity without, in each instance, our prior written consent.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

                                          Very truly yours,

                                          BALLARD SPAHR ANDREWS & INGERSOLL